                               CONTRACT SCHEDULE
                 GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

INITIAL BENEFIT BASE:         [$100,000.00]

ROLLUP RATE:                  [5.00%]

ROLLUP RATE PERIOD END DATE:  [10th] Contract Anniversary

LIFETIME WITHDRAWAL AGE:      [59 1/2]

WITHDRAWAL RATE:                           FLEXCHOICE EXPEDITE
                              --------------------------------------------
                                [AGE AT 1ST WITHDRAWAL
                               AFTER LIFETIME WITHDRAWAL
                                         AGE]              WITHDRAWAL RATE
                              ---------------------------  ---------------
                              [59 1/2] TO LESS THAN [65]        5.00%
                                [65] TO LESS THAN [75]          6.00%
                                [75] TO LESS THAN [80]          6.50%
                                        [80 +]                  7.00%

LIFETIME GUARANTEE RATE:
                                                            FLEXCHOICE EXPEDITE
                              --------------------------------------------------------------------------------
                                [AGE AT 1ST WITHDRAWAL      [YOUR AGE WHEN     SINGLE LIFETIME  JOINT LIFETIME
                               AFTER LIFETIME WITHDRAWAL   ACCOUNT BALANCE IS     GUARANTEE       GUARANTEE
                                         AGE]               REDUCED TO ZERO]        RATE             RATE
                              ---------------------------  ------------------  ---------------  --------------
                              [59 1/2] TO LESS THAN [65]    [79] OR YOUNGER         3.00%           2.00%
                                                             [80] OR OLDER          3.50%           2.50%
                                [65] TO LESS THAN [75]      [79] OR YOUNGER         4.00%           3.00%
                                                             [80] OR OLDER          4.50%           3.50%
                                [75] TO LESS THAN [80]      [79] OR YOUNGER         4.50%           3.50%
                                                             [80] OR OLDER          5.00%           4.00%
                                        [80 +]              [79] OR YOUNGER          N/A             N/A
                                                             [80] OR OLDER          5.25%           4.25%

[RESTRICTIONS ON SUBSEQUENT   We may reject subsequent Purchase Payments by sending advance written Notice to you if any of
PURCHASE PAYMENTS:            the following changes occur regarding the same Rider available for new contract purchases:

                                  o   [A change in the Fee Rate;

                                  o   A change in the Rollup Rate;

                                  o   A change in the Withdrawal Rate and/or Lifetime Guarantee Rate; and

                                  o   The Rider is no longer offered by us to new Owners.]

                              Restrictions on subsequent Purchase Payments will remain in effect until the Rider is terminated unless the Company provides advance written Notice to you otherwise.]

AUTOMATIC STEP-UP DATE:       [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP     [90]
AGE:

FEE RATE:                     [1.20%]

1-4-CGLWB-1 (02/15)

MAXIMUM FEE RATE:             [2.00%]

CANCELLATION WINDOW PERIODS:  [30-day period following the 5th, and 10th Contract Anniversaries following the Issue Date and every Contract Anniversary thereafter]

GUARANTEED PRINCIPAL          [10th Contract Anniversary following the Issue Date]
ADJUSTMENT ELIGIBILITY DATE:

MINIMUM SPOUSAL AGE:          [Spouse's Date of Birth may not be more than 10 years after Your Date of Birth.]

ALLOCATION, TRANSFER AND      [While this Rider is in force you can only make allocations or transfers among the following
------------------------
REBALANCING LIMITS:           Subaccounts in accordance with the allocation requirements of this Rider.]
-------------------

  :

  PLATFORM 1 PERCENTAGE:      [Minimum of 80%]

  PLATFORM 1 INVESTMENT       [AllianceBernstein Global Dynamic Allocation Portfolio
  DIVISIONS:                  Allianz Global Investors Dynamic Multi-Asset Plus Portfolio
                              AQR Global Risk Balanced Portfolio
                              Barclays Aggregate Bond Index
                              BlackRock Global Tactical Strategies Portfolio
                              Invesco Balanced Risk-Allocation Portfolio
                              JPMorgan Global Active Allocation Portfolio
                              MetLife Balanced Plus Portfolio
                              MetLife Multi-Index Targeted Risk Portfolio
                              PanAgora Global Diversified Risk Portfolio
                              Pyramis(R) Government Income Portfolio
                              Pyramis(R) Managed Risk Portfolio
                              Schroders Global Multi-Asset Portfolio
                              ]

  PLATFORM 2 PERCENTAGE:      [Maximum of 20%]

  PLATFORM 2 INVESTMENT       [MetLife Asset Allocation 20 Portfolio
  DIVISIONS:                  MetLife Asset Allocation 40 Portfolio
                              MetLife Asset Allocation 60 Portfolio
                              American Funds Balanced Allocation Portfolio
                              American Funds Moderate Allocation Portfolio
                              SSgA Growth and Income ETF Portfolio]

[DEATH BENEFIT:               Death Benefit fields will only print the optional companion Death Benefit Rider if elected.
---------------

    DEATH BENEFIT FEE RATE:   [0.60%]

    MAXIMUM DEATH BENEFIT     [1.20%]
    FEE RATE:

1-4-CGLWB-1 (02/15)